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                                                                    EXHIBIT 99.1



                               XEDIA CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, NOVEMBER 12, 1999



     The undersigned stockholder of Xedia Corporation revoking all prior proxies, hereby appoints Ashley Stephenson, Robert A. Steinkrauss and Paul P. Brountas, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Xedia which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, November 12, 1999, beginning at 9:00 a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated October 12, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Xedia board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned will affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


     THIS PROXY IS SOLICITED ON BEHALF OF THE XEDIA BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Please fill in the appropriate boxes on the other side)





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A.       [X]     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

         1. To approve the Agreement and Plan of Merger dated as of August 12, 1999, among Lucent Technologies Inc., Xylophone Acquisition Inc., a wholly owned subsidiary of Lucent, and Xedia.

                 FOR              [ ]

                 AGAINST          [ ]

                 ABSTAIN          [ ]

         2. To approve an amendment to Xedia's Certificate of Incorporation to provide that a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all the assets of Xedia, shall not be deemed to be a liquidation, dissolution or winding up of Xedia.

                 FOR              [ ]

                 AGAINST          [ ]

                 ABSTAIN          [ ]

         3. To approve an amendment to Xedia's 1993 stock option plan increasing the shares of common stock authorized for issuance form 4,700,000 to 5,950,000 shares.

                 FOR              [ ]

                 AGAINST          [ ]

                 ABSTAIN          [ ]

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.


DATED:           , 1999






---------------------------
Signature of Stockholder(s)






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         Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

         If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.

         Mark here if you plan to attend the meeting [ ]